EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the previously filed Registration Statement of Patient Safety Technologies, Inc. (the “Company”) on Form S-8 (File No. 333-164927) of our report dated March 31, 2010, relating to the financial statements of the Company as of and for the years ended December 31, 2009 and 2008, included in its Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission on March 31, 2010.

Squar, Milner, Peterson, Miranda & Williamson, LLP

San Diego, California
March 31, 2010